UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 1.01     Entry into a Material Definitive Agreement.

On January 10, 2020, Radius Health, Inc. (the “Company”) and Radius Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (collectively, the “Borrowers”), entered into a (i) Credit and Security Agreement (Term Loan) (the “Term Credit Agreement”), with MidCap Financial Trust, in its capacity as administrative agent (the “Agent”) and as a lender, and the financial institutions or other entities from time to time parties thereto and (ii) Credit and Security Agreement (Revolving Loan) (the “Revolving Credit Agreement”, together with the Term Credit Agreement, the “Credit Agreements”), with the Agent, and the financial institutions or other entities from time to time parties thereto.

The Credit Agreements consist of a secured term loan facility (the “Term Facility”) in an aggregate amount of $55 million, which will be made available to the Borrowers under the following four tranches: (i) Tranche 1 – $10 million, available at closing; (ii) Tranche 2 – $15 million, available no later than March 31, 2020; (iii) Tranche 3 – $15 million, available no later than December 31, 2021, subject to the Company’s satisfaction of certain conditions described in the Term Credit Agreement; and (iv) Tranche 4 – $15 million, available no later than December 31, 2021, subject to the Company’s satisfaction of certain conditions described in the Term Credit Agreement.

The Credit Agreements also consist of a secured revolving credit facility (the “Revolving Facility”, together with the Term Facility, the “Facilities”) under which the Borrowers may borrow up to $20 million, the availability of which is determined based on a borrowing base as follows: (i) up to 85% of the net collectable value of the Borrowers’ domestic accounts receivable due from eligible direct and third-party payors, plus (ii) up to 40% of the Borrowers’ domestic eligible inventory, provided that the availability from eligible inventory may not exceed 20% of the total availability at any time. The Borrowers also have the right, subject to certain customary conditions, to increase the Revolving Facility by $20 million.

The Facilities have a maturity date of June 1, 2024. The Borrowers guarantee their obligations under the Credit Agreements. The obligations are secured by first-priority liens on substantially all of the assets of the Borrowers, including, with certain exceptions, all of the capital stock of the Borrowers’ subsidiaries.

The proceeds of the Term Facility may be used for (i) transaction fees in connection with the transactions contemplated by the Credit Agreements, (ii) the payment in full on the closing date of certain existing debt, and (iii) working capital needs and general corporate purposes of the Borrowers and their subsidiaries.  The proceeds of the Revolving Facility may be used for (i) transaction fees in connection with the transactions contemplated by the Credit Agreements and (ii) working capital needs and general corporate purposes of the Borrowers and their subsidiaries.

Borrowings under the Term Facility will bear interest through maturity at a variable rate based upon the LIBOR rate plus 5.75%, subject to a LIBOR floor of 2.00%.  Borrowings under the Revolving Facility will bear interest through maturity at a variable rate based upon the LIBOR rate plus 3.50%, subject to a LIBOR floor of 2.00%.

Subject to the terms and conditions set forth in the Credit Agreements, the Borrowers may be required to make certain mandatory prepayments prior to maturity.

The Credit Agreements contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants that, among other things, will limit or restrict the ability of the Borrowers, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses.  The Credit Agreements also contains customary events of default, including subject to thresholds and grace periods, among others, payment default, covenant default, cross default to other material indebtedness, and judgment default.  In addition, the Credit Agreements require the Borrowers to maintain a minimum level of net revenue, or in the case where the Borrowers fail to maintain a minimum level of net revenue, certain levels of market capitalization and unrestricted cash.

The above description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 2.02     Results of Operations and Financial Condition.

On January 13, 2020, the Company issued a press release announcing certain unaudited preliminary financial results for the quarter and year ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly provided by specific reference in such a filing.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a corporate update presentation to be utilized by the Company at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco, California.

The information contained in this Item 7.01 of this Current Report Form 8-K (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as expressly provided by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Credit and Security Agreement (Term Loan), dated as of January 10, 2020, by and among Radius Health, Inc., a Delaware corporation, Radius Pharmaceuticals, Inc., a Delaware corporation, and any additional borrower from time to time, MidCap Financial Trust, a Delaware statutory trust, as a lender and the administrative agent, and the financial institutions or other entities from time to time parties thereto

10.2

Credit and Security Agreement (Revolving Loan), dated as of January 10, 2020, by and among Radius Health, Inc., a Delaware corporation, Radius Pharmaceuticals, Inc., a Delaware corporation, and any additional borrower from time to time, MidCap Financial Trust, a Delaware statutory trust, as a lender and the administrative agent, and the financial institutions or other entities from time to time parties thereto

99.1	Radius Health, Inc. Press Release dated January 13, 2020
99.2	Corporate update presentation of Radius Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: January 13, 2020	By:	/s/ Jesper Hoeiland
	Name:	Jesper Hoeiland
	Title:	President and Chief Executive Officer

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